Exhibit 99.1

TORCHLIGHT ANNOUNCES PAYMENT OF A SPECIAL SERIES A PREFERRED

STOCK DIVIDEND, A 1:2 REVERSE STOCK SPLIT AND PLANNED CLOSING OF

THE ARRANGEMENT AGREEMENT WITH METAMATERIAL, INC.

PLANO, TX / ACCESSWIRE / June 25, 2021 / Torchlight Energy Resources, Inc. (NASDAQ:TRCH), an oil and gas exploration company (‘Torchlight’), today announced that it paid the special Series A Preferred Stock dividend on a 1 for 1 basis to its stockholders of record on June 24, 2021. Torchlight also announced that it implemented a 1 for 2 reverse stock split of its Common Stock. The reverse split, which will become effective after market closing on June 25, 2021, was approved by the stockholders of Torchlight at its Special Shareholder meeting held on June 11, 2021. The 1 for 2 ratio represents the lowest amount Torchlight may implement under the 1-20 range that was previously approved by the stockholders.

Torchlight also announced that the steps necessary to close the business combination with Metamaterial Inc. were completed on June 25, 2021 and therefore Torchlight expects that the business combination will be effective on June 28, 2021 as of 12:01 AM EDT. Commencing on June 28, 2021 Torchlight’s name will be changed to “Meta Materials Inc.” and its common stock will begin trading on NASDAQ under the ticker symbol “MMAT.”

Prior to the implementation of the reverse stock split, it was expected that Metamaterial, Inc. shareholders would receive 3.690 shares of Torchlight common stock in exchange for each of their shares of Metamaterial. This exchange ratio was planned to result in the Metamaterial Inc. shareholders owning approximately 75% of the resulting post-merger company, Meta Materials Inc, subject to financings prior to the closing of the business combination. To ensure that the Metamaterial Inc. shareholders owned the same approximate 75% after the reverse split, the exchange ratio was divided by 2, to 1.845 shares of Torchlight (which will be renamed Meta Materials Inc. as of Monday morning) for each share of Metamaterial Inc., to reflect the reverse split impact on total outstanding shares of Torchlight.

“I would like to take this opportunity to thank all of Torchlight’s shareholders, its Board and the team at Metamaterial Inc. for their long time support, enthusiasm and efforts in making this merger a success,” commented John Brda, Torchlight’s Chief Executive Officer. “We plan to continue our efforts related to our asset divestiture to provide a positive outcome for Preferred A Stockholders as well as entering this new chapter for the combined Company. I look forward to working with the management of Meta Materials Inc. to ensure a smooth transition.”

About Torchlight Energy Resources, Inc.

Torchlight Energy Resources, Inc. (TRCH), based in Plano, Texas, is a high growth oil and gas Exploration and Production (E&P) company with a primary objective of acquisition and development of domestic oil fields. Torchlight has assets focused in West and Central Texas where their targets are established plays such as the Permian Basin. For additional information on Torchlight, please visit www.torchlightenergy.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the ‘safe harbor’ created by those sections. All statements in this release that are not based on historical fact are ‘forward looking statements.’ These statements may be identified by words such as ‘estimates,’ ‘anticipates,’ ‘projects,’ ‘plans,’ ‘strategy,’ ‘goal,’ or ‘planned,’ ‘seeks,’ ‘may,’ ‘might’, ‘will,’ ‘expects,’ ‘intends,’ ‘believes,’ ‘should,’ and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments Torchlight expects or anticipates will occur in the future, such as the closing of the business combination with Metamaterials, stated objectives or goals, our refinement of strategy, our attempts to secure additional financing, our exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in or implied by the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our 2020 Annual Report on Form 10-K, filed on March 18, 2021, our First Quarter 2021 report on form 10-Q filed on May 14, 2021 and our other reports filed from time to time with the Securities and Exchange Commission (‘SEC’). We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Contact

Derek Gradwell

Phone: 512-270-6990

dgradwell@integcom.us

ir@torchlightenergy.com

SOURCE: Torchlight Energy Resources, Inc.